Exhibit 10.3

                 FACILITIES AND EXPENSE SHARING AGREEMENT

     Facilities and Expense Sharing Agreement (the "Agreement"), dated as of the 1st day of July, 1996, by and between TIS Mortgage Investment Company, a Maryland corporation (the "Company") and TIS Financial Services, Inc., a Delaware corporation ("TISFIS");

                                WITNESSETH:

     WHEREAS, the Company expects to qualify for the tax benefits accorded by Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the Company and TISFIS desire to share executive and administrative personnel and facilities and share the expenses incurred therewith pro rata in relation to the extent each of the Company and TISFIS avail themselves of such personnel and facilities;

     NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

     1.   DEFINITIONS.
     Whenever used in this Agreement, the following terms, unless the context otherwise requires, shall have the following meaning:

     (a) "Affiliate" of another Person means any Person directly or indirectly owning, controlling or holding with power to vote, more than 5% of the outstanding voting securities of such other Person; any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person any Person directly or indirectly controlling, controlled by or under common control with, such other Person; and any officer, director, partner or employee of such other Person.

     (b) "Agreement" means this Facilities and Expense Sharing Agreement, as amended from time to time.

     (c)  "Effective Date" means July 1, 1996.

     (d) "Person" means a natural person, corporation, partnership, association, trust (including any beneficiary thereof), company, joint venture, joint stock company, unincorporated organization or other entity.

     2.   SHARING OF FACILITIES AND EXPENSES.

          (a) Sharing of Administrative Services and Facilities. Commencing on the Effective Date and until such time as (i) TISFIS and the Company no longer continue to share office space or (ii) this Agreement is otherwise terminated pursuant to Section 5 hereof, the parties agree to share office space, office equipment (including computer equipment), administrative and other personnel and ancillary services for the ongoing operations of TISFIS and the Company.

          (b) Administrative Services and Facilities Expenses. Each of TISFIS and the Company may pay for, and shall be entitled to reimbursement from the other party on a pro rata basis for, all of the following fees and expenses incurred in connection with the sharing of administrative services and facilities as set forth in Section 2(a) hereof:

               (i) Rent (including related local property taxes and property insurance costs), telephone, utilities, office furniture, equipment and machinery (including computers, to the extent utilized) and other office expenses, except to the extent any of such expenses relate to an office or office facilities maintained by one party hereto separate from the office of the other party hereto;

               (ii) Bookkeeping fees and expenses, including any cost of computer services related thereto;

               (iii) Miscellaneous administrative and other expenses, including administrative personnel expenses, ancillary services expenses and certain non-administrative personnel expenses; and

               (iv) Costs incurred in connection with actual or threatened litigation with respect to the shared facilities and/or services, including all losses, claims, damages, judgments, liabilities and expenses (including the reasonable fees and expenses of counsel and other expenses in connection with investigating, defending or settling any action or claim); provided, however, neither party shall be responsible for such costs arising from any matter which relates (i) in the case of the Company, solely to TISFIS or third parties not authorized by the Company, or (ii), in the case of TISFIS, solely to the Company or a third-party authorized solely by the Company.

     As used herein, the sharing of an expense on a pro rata basis shall mean the division of such shared expense based upon the relative benefit received by each party in accordance with the amount of space utilized and the time utilized, if applicable, or the relative amount of time each such resource is used, or such other allocation as may be agreed upon by the parties. Expenses for office space allocated to officers or employees who are employed or shared by the Company and TISFIS shall be allocated based on the proportion of such officers' or employees' time spent in connection with providing services to such party. Any usage of space, equipment or other asset by a party other than the Company shall be allocated to TISFIS unless such asset was used, or work was performed, for the benefit of or at the request of the Company. TISFIS and the Company shall mutually agree upon a fair methodology for determining the allocation of the expenses pursuant to this Agreement. To the extent that TISFIS and the Company cannot promptly resolve an issue involving allocating past or future expenses, the disputed matter shall be reviewed by (i) the directors of the Company who are not directors, officers, employees or agents of TISFIS or officers or employees of the Company and (ii) the directors of TISFIS. If such directors cannot promptly resolve such dispute, the dispute shall be submitted to binding arbitration in a manner agreed to by such directors of each party hereto.

     (c) Unless otherwise agreed to by the parties hereto, all such fees and expenses incurred by a party hereto shall be paid by the other party monthly upon receipt of an invoice itemizing the amount and nature of such fees and expenses to be reimbursed. Invoices shall be paid within thirty days of receipt thereof. A party shall not be required to pay any amount on any such invoice to the extent that any dispute exists as to such amount until the resolution of such dispute.

     (d) All expenses of the Company related to the ongoing operations of the Company (other than those listed in item (b) above) shall not be paid by TISFIS, but rather shall be paid directly by the Company.

     (e) All expenses of TISFIS related to the ongoing operations of TISFIS (other than those listed in item (b) above) shall not be paid by the Company, but rather shall be paid directly by TISFIS.

     (f) Nothing contained in this Agreement shall prevent TISFIS or the Company or any of their Affiliates from engaging in other businesses or from rendering any other services of any kind to any Person.
Notwithstanding the fact that consent of either party shall not be required for the other party to become affiliated with other Persons, it is expressly agreed that TISFIS shall give prompt written notice to the Company prior to entering agreements with, performing services of any kind for, or allowing any of its employees to serve as directors, officers or employees of any residential mortgage real estate investment trust or multi-family residential real estate investment trust, except for non-profit and charitable organizations and entities for which TISFIS is performing services on the date of this Agreement as disclosed in writing. Directors, officers, employees and agents of TISFIS or the Company, or Affiliates of the same, may serve as directors, officers, employees, agents, nominees or signatories for the Company and TISFIS to the extent permitted by their respective By-Laws, as from time to time amended. When executing documents or otherwise acting in such capacities for the Company or TISFIS, such Person shall use their respective titles in the Company or TISFIS, as the case may be.

     3. LIMITS OF RESPONSIBILITY. TISFIS assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and to share the costs of facilities and services set forth in
Section 2 hereof. The Company assumes no responsibility under this Agreement other than to reimburse TISFIS for the services called for hereunder in good faith and to share the costs of facilities and services set forth in Section 2 hereof.

     TISFIS and its directors, officers, stockholders and employees will not be liable to the Company, the directors of the Company or their stockholders for any acts or omissions by TISFIS, its directors, officers, stockholders or employees under or in connection with this Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties. The Company and its directors, officers, stockholders and employees will not be liable to TISFIS, the directors TISFIS or their stockholders for any acts or omissions by the Company, its directors, officers, stockholders or employees under or in connection with this Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties.

     4. NO JOINT VENTURE. The Company and TISFIS are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

     5.   TERM, TERMINATION.

     (a) This Agreement shall commence on the Effective Date and shall continue in full force and effect until (i) terminated by either party upon 30 days' prior written notice to the other or (ii) such time as the parties hereto no longer continue to share office space.

     (b) If this Agreement is terminated pursuant to this Section 5, such termination shall be without any further liability or obligation of either party to the other, except as provided in Section 7 of this Agreement.

     6. ASSIGNMENTS. Neither party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party.

     7.   ACTION UPON TERMINATION.

     (a) From and after the effective date of termination of this Agreement pursuant to Section 5 hereof, no party hereto shall be entitled to reimbursement for further expenses incurred under Section 1 hereof, but shall be paid all reimbursable expenses accruing to the date of termination in accordance with the provisions of Section 1 hereof.

     (b) Upon termination pursuant to Section 5 hereof, each of TISFIS and the Company shall (i) deliver to each other a full accounting, including a statement showing all reimbursable expenses incurred by it covering the period following the date of the last accounting furnished to such other party, and (ii) deliver to the other party within thirty days of such accounting all monies and/or other property and documents of the other party then in the custody of such party.

     (c) Upon termination of this Agreement pursuant to Section 5 hereof, each party hereto shall be entitled to remove any property owned or leased by such party from the control of the other party, and no party hereto shall have any rights to the use of any property owned or leased by such other party.

     8.   REPRESENTATIONS AND WARRANTIES.

     (a)  The Company hereby represents and warrants to TISFIS as follows:

          (i) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Company.

          (ii) The Company has the corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including stockholders and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized agent of the Company, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          (iii) The execution, delivery and performance of this Agreement and the documents or instruments required hereunder, will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Company, or the Governing Instruments of, or any securities issued by the Company or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Company and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking. The execution, delivery and performance of this Agreement shall not violate the provisions of any lease or agreement relating to the facilities to be shared pursuant to this Agreement.

     (b)  TISFIS hereby represents and warrants to the Company as follows:

          (i) TISFIS is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of TISFIS.

          (ii) TISFIS has the corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including stockholders and creditors of TISFIS, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by TISFIS in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of TISFIS, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of TISFIS enforceable against TISFIS in accordance with its terms.

          (iii) The execution, delivery and performance of this Agreement and the documents or instruments required hereunder, will not violate any provision of any existing law or regulation binding on TISFIS, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on TISFIS, or the certificate of incorporation or by-laws of, or any securities issued by TISFIS or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which TISFIS is a party or by which TISFIS or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of TISFIS and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking. The execution, delivery and performance of this Agreement shall not violate the provisions of any lease or agreement relating to the facilities to be shared pursuant to this Agreement.

     9. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four
(24) hours after transmission of a fax to the respective Persons named below:

          (a)  If to TISFIS:
               TIS Financial Services, Inc.
               655 Montgomery Street
               Suite 800
               San Francisco, CA 94111-2628
               Phone:  (415) 393-8000
               FAX:  (415) 393-8006

          (b)  If to the Company:
               TIS Mortgage Investment Company
               655 Montgomery Street
               Suite 800
               San Francisco, CA 94111-2628
               Attention:  Board of Directors
               Phone:  (415) 393-8000
               FAX:  (415) 393-8006

     with a copy, given in the manner prescribed above, to each non-party member of its Board of Directors.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

     10. ATTORNEYS' FEES. In the event judicial determination is necessary of any dispute arising as to the parties' rights and obligations hereunder, each party shall have the right, in addition to any other relief granted by the court, to attorneys' fees based on a determination by the court of the extent to which each party has prevailed as to the material issues raised in determination of the dispute.

     11. ENTIRE AGREEMENT, HEADINGS. This Agreement embodies the entire agreement of the parties respecting the matters within its scope and may be modified only in writing. Section headings in this Agreement are included here in for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     12. GOVERNING LAW. This Agreement and the legal relations thus created between the parties hereto shall be governed and construed under and in accordance with the laws of the State of California.

     13. WAIVER, MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

     14. COSTS AND EXPENSES. Each party hereto shall bear its own costs and expenses incurred in connection with the negotiation and preparation of and the closing under this Agreement, and all matters incident thereto.

     15. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     16. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

     17. GENDER. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

     18. CONFIDENTIALITY. Each party hereto agrees to keep confidential all information obtained from the other party hereto in the performance of this Agreement and shall not use such information for its own benefit or for the benefit of others, except to the extent that such information
(i) was known by the party when received, (ii) is or hereafter becomes lawfully obtainable from other public sources or (iii) is required or necessary to be disclosed to a governmental entity.

     19. NO IMPAIRMENT. The rights and obligations of each party hereto shall not impair the rights and obligations of the parties hereto under any other agreement to which the Company and TISFIS are parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              TIS FINANCIAL SERVICES, INC.

                              By:   /s/ Lorraine O. Legg
                                   ----------------------
                                   Lorraine O. Legg
                                   President




                              TIS MORTGAGE INVESTMENT COMPANY
                              By:   /s/ John D. Boyce
                                   ------------------------
                                   John D. Boyce, Chairman
                                   Compensation Committee